CO-DISTRIBUTION AGREEMENT

THIS CO-DISTRIBUTION AGREEMENT (the “Agreement”) is made as of this 20 day of October, 2017, by and between the Wildermuth Endowment Strategy Fund, a Delaware statutory trust (the “Fund”), and Wildermuth Securities, LLC, a Delaware limited liability company (“Wildermuth”).

WHEREAS, the Fund is a closed-end investment company registered under the 1940 Act, as defined below, and is authorized to issue Shares;

WHEREAS, Wildermuth is registered as a broker-dealer under the 1934 Act and is a member of FINRA;

WHEREAS, the Fund entered into a distribution agreement dated June 30, 2017 (the “Distribution Agreement”), with UMB Distribution Services (“UMBDS”), pursuant to which UMBDS acted as distributor of the Shares;

WHEREAS, the Distribution Agreement was amended and restated as of October 20, 2017, pursuant to which UMBDS acts as co-distributor of the Shares (the “UMBDS Co-Distribution Agreement”);

WHEREAS, the Fund desires to engage Wildermuth Securities LLC (“Wildermuth”) to serve as a co-distributor of the Shares; and

WHEREAS, the Fund and Wildermuth wish to enter into a separate co-distribution agreement, pursuant to which Wildermuth will act a co-distributor of the Shares with UMBDS.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Definitions

In addition to any terms defined in the body of this Agreement, the following capitalized terms shall have the meanings set forth hereinafter whenever they appear in this Agreement:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“Board” shall mean the Board of Trustees of the Fund.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Offering Price” shall mean the price per share that the Shares will be offered for sale to the public calculated in accordance with the Fund’s then current Prospectus.

“Prospectus” shall mean the current Prospectus and Statement of Additional Information with respect to the Fund (including any applicable amendments and supplements thereto) actually received by Wildermuth from the Fund with respect to which the Fund has indicated a Registration Statement has become effective under the 1933 Act and the 1940 Act.

“Registration Statement” shall mean any registration statement on Form N-2 at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with the Commission.

“Services” shall mean the services described in Section 2 of this Agreement and such additional services as may be agreed to by the parties from time to time and set forth in an amendment to this Agreement.

“Shares” shall mean such shares of beneficial interest, or class thereof, of the Fund as may be issued from time to time.

“Shareholder” shall mean a record owner of Shares the Fund.

2.	Appointment and Services

(a)       The Fund hereby appoints Wildermuth as agent for the distribution of Shares during the term of this Agreement and on the terms set forth in this Agreement and Wildermuth accepts such appointment. Subject to the direction and control of the Board and utilizing information provided by the Fund and its current and prior agents and service providers, Wildermuth will render the Services in accordance with the terms of this Agreement. The duties of Wildermuth shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Wildermuth hereunder.

(b)       Wildermuth will act as agent for the distribution of Shares in accordance with the instructions of the Board and the Registration Statement and Prospectuses then in effect with respect to the Fund under the 1933 Act, as well as the terms of the UMBDS Co-Distribution Agreement to the extent applicable.

(c)       Wildermuth may incur expenses for distribution activities which it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature. At the direction of the Fund, and in coordination with UMBDS, Wildermuth may enter into servicing and/or selling agreements with qualified broker/dealers and other persons ore entities with respect to the offering of Shares to the public. Wildermuth shall not be obligated to incur any specific expenses or sell any certain number of Shares of the Fund.

(d)       All Shares offered for sale by Wildermuth or UMBDS shall be offered for sale at the Offering Price. Wildermuth shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares. The price the Fund shall receive for any Shares purchased by investors shall be the net asset value used in determining the Offering Price applicable to the sale of such Shares, as calculated in the manner set forth in the Fund’s Registration Statement. Wildermuth may reallocate any portion of any front-end sales charge that is imposed on such sales to selected broker/dealers as set forth in the Prospectus, subject to applicable FINRA rules. Any portion of the front-end sales charge that is not so reallocated, as well as any deferred sales charge or load, shall be retained by Wildermuth as a commission for its services hereunder. Notwithstanding anything herein to the contrary, Wildermuth shall not be required to finance the payment to any broker/dealer or other organization of any sales charges or fees.

(e)       Wildermuth shall act as co-distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Commission and FINRA.

(f)       Wildermuth shall not utilize any materials in connection with the sale or offering of Shares except the Prospectus and such other sales and/or marketing material as the Fund shall provide or approve. All such sales and/or marketing material shall be produced and, if required, filed with FINRA in accordance with the Section 2(f) of the UMBDS Co-Distribution Agreement. If Wildermuth prepares sales or marketing material for use under this Agreement, it will provide said materials prior to use to UMBDS, with the understanding that such materials will not be used unless and until approved for use pursuant to the UMBDS Co-Distribution Agreement.

3.	Duties and Representations of the Fund

(a)        The Fund represents that it is registered as closed-end management investment company that has elected to comply with the requirements of 1940 Act Rule 23c-3 applicable to “interval funds” and that it has and will continue to act in conformity with its Declaration of Trust, its Bylaws, its Registration Statement and resolutions and other instructions of its Board and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which Shares are offered and sold, and the rules and regulations thereunder.

(b)       The Fund shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder.

(c)       The Fund shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund’s officers in connection with the qualification of the Shares for sale in such states as Wildermuth and the Fund may agree, shall maintain the registration of a sufficient number or amount of Shares thereunder, and shall pay all costs and expenses in connection with such qualification. The Fund shall notify Wildermuth, or cause Wildermuth to be notified, of the states in which Shares may be sold and shall notify Wildermuth of any change thereto.

(d)       The Fund shall, at its expense, keep Wildermuth fully informed with respect to its affairs as necessary for Wildermuth to perform the Services and to fulfill any applicable regulatory or legal responsibilities. In addition, the Fund shall furnish Wildermuth from time to time such information, documents and reports with respect to the Fund and the Shares as Wildermuth may reasonably request, and the Fund warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

(e)       The Fund represents to Wildermuth that all Registration Statements and Prospectuses of the Fund filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. The Fund represents and warrants to Wildermuth that any Registration Statement and Prospectus, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the Registration Statement and Prospectus will be true and correct in all material respects when such Registration Statement becomes effective; and that neither the Registration Statement nor any Prospectus when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the above representations are expressly based on the Fund’s reasonable assumption that information supplied by Wildermuth and included in the Fund’s Registration Statements and Prospectus is at all relevant times materially correct and accurate. The Fund agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to: (1) comply with the 1933 Act and the 1940 Act; (2) ensure that there is no untrue statement(s) of a material fact in a Registration Statement or Prospectus; or (3) ensure that all statements necessary or required in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading. The Fund shall promptly notify Wildermuth of any advice given to it by counsel to the Fund regarding the necessity or advisability of amending or supplementing the Registration Statement.

(f)        The Fund shall not file any amendment to the Registration Statement or supplement to any Prospectus without giving Wildermuth reasonable notice thereof in advance. Nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time any amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

(g)         Whenever in its judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Fund may decline to accept any orders for, or make any sales of, any Shares until such time as the Fund deems it advisable to accept such orders and to make such sales and the Fund shall advise Wildermuth promptly of such determination.

(h)         The Fund agrees to advise Wildermuth promptly in writing of the following:

(i)       any correspondence or other communication by the Commission or its staff relating to the Fund including requests by the Commission for amendments to the Registration Statement or Prospectuses;

(ii)      the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or Prospectuses then in effect or the initiation of any proceeding for that purpose;

(iii)      the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectuses or which requires the making of a change in such Registration Statement or Prospectuses in order to make the statements therein not misleading; or

(iv)      all actions taken by the Commission with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the Commission.

4.	Offering of Shares.

No orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current Prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 4 shall in any way restrict or have an application to or bearing upon the Fund’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Prospectus or Declaration of Trust.

5.	Fees

(a)       No compensation shall be paid by the Fund to Wildermuth for the services performed hereunder, other than reimbursement of expenses incurred by Wildermuth and specified hereunder.

(b)       Wildermuth will bear all expenses incurred by it in connection with the performance of its services under Section 2, except as otherwise provided herein. Wildermuth shall not be required to pay or finance any costs and expenses incurred in the operation of the Fund, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of officers and trustees; Commission fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of Prospectuses, notices, forms and applications and proxy materials for regulatory purposes and for distribution to current Shareholders; preparation, typesetting, printing, proofing and mailing and other costs of Shareholder reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Fund’s Shareholders and Trustees; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses.

6.	Confidentiality

In case of any requests or demands for inspection of the records of the Fund, Wildermuth will endeavor to notify the Fund promptly and to secure instructions from a representative of the Fund as to such inspection. Records and information which have become known to the public through no wrongful act of Wildermuth or any of its employees, agents or representatives, and information which was already in the possession of Wildermuth prior to receipt thereof, shall not be subject to this paragraph. The obligations of the parties under this Section 6 shall survive the termination of this Agreement.

7.	Limitation of Liability

(a)       Wildermuth shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from Wildermuth’s willful misfeasance, bad faith or gross negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof Furthermore, notwithstanding anything herein to the contrary, Wildermuth shall not be liable for: (1) any action taken or omitted to be taken in accordance with instructions received by Wildermuth from an officer or representative of the Fund; or, (2) any action taken or omission by the Fund or its investment adviser(s) or any current or past service provider, including any co-distributors to the Fund.

(b)       Notwithstanding anything herein to the contrary, Wildermuth will be excused from its obligation to perform any act, service or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby. Wildermuth will, however, take all reasonable steps to minimize the effect of any service interruption for any period that such interruption continues beyond its control.

(c)       In no event and under no circumstances shall Wildermuth, its affiliates or any of its or their members, officers, directors, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

8.	Indemnification.

(a)        The Fund authorizes Wildermuth to use any Prospectus, in the form furnished to Wildermuth from time to time, in connection with the sale of Shares. The Fund shall indemnify, defend and hold Wildermuth, and each of its present or former directors, members, officers, employees, representatives and any person who controls Wildermuth within the meaning of Section 15 of the 1933 Act (“Wildermuth Indemnitees”), free and harmless from and against: (1) any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, fines, penalties, costs or expenses and any reasonable counsel fees incurred in connection therewith) of any and every nature (“Losses”) which Wildermuth and each of the Wildermuth Indemnitees may incur under the 1933 Act, the 1934 Act, the 1940 Act and any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise primarily arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or any Prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund’s obligation to indemnify Wildermuth and any of the foregoing Wildermuth Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to Wildermuth and furnished to the Fund or its counsel by Wildermuth in writing for the purpose of, and used in, the preparation thereof; (2) any and all Losses which Wildermuth and each of the Wildermuth Indemnitees may incur in connection with this Agreement or Wildermuth’s performance hereunder, except to the extent the Losses result from Wildermuth’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; or (3) any and all Losses which Wildermuth and each Wildermuth Indemnitee may incur when acting in accordance with instructions from the Fund or its representatives.

(b)        Promptly after receipt by Wildermuth of notice of the commencement of an investigation, action, claim or proceeding, Wildermuth shall, if a claim for indemnification in respect thereof is made under this section, notify the Fund in writing of the commencement thereof, although the failure to do so shall not prevent recovery by Wildermuth or any Wildermuth Indemnitee. The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Loss, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund and approved by Wildermuth, which approval shall not be unreasonably withheld. In the event the Fund elects to assume the defense of any such suit and retain such counsel and notifies Wildermuth of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Fund’s election. If the Fund does not elect to assume the defense of any such suit, or in case Wildermuth does not, in the exercise of reasonable judgment, approve of counsel chosen by the Fund, or in case there is a conflict of interest between the Fund and Wildermuth or any Wildermuth Indemnitee, the Fund will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Wildermuth and them. The Fund’s indemnification agreement contained in this Section 8 and the Fund’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Wildermuth and each Wildermuth Indemnitee, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to Wildermuth’s benefit, to the benefit of each Wildermuth Indemnitee and their estates and successors. The Fund agrees to promptly notify Wildermuth of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any of the Shares.

(c)        The Fund acknowledges and agrees that in the event Wildermuth, at the direction of the Fund, is required to give indemnification to any entity selling Shares or providing shareholder services to Shareholders or others and such entity shall make a claim for indemnification against Wildermuth, Wildermuth shall make a similar claim for indemnification against the Fund and shall be entitled to such indemnification.

(d)        Wildermuth shall indemnify, defend and hold the Fund, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Fund within the meaning of Section 15 of the 1933 Act (“Fund Indemnitees”), free and harmless from and against any and all Losses which the Fund, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise: (1) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Fund’s Registration Statement or any Prospectus, as from time to time amended or supplemented, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to Wildermuth and furnished in writing to the Fund or its counsel by Wildermuth for the purpose of, and used in, the preparation thereof; or (2) to the extent any Losses arise out of or result from Wildermuth’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Wildermuth’s agreement to indemnify the Fund and any of the Fund Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Fund’s willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement.

(e)        Promptly after receipt by the Fund of notice of the commencement of an investigation, action, claim or proceeding, the Fund shall, if a claim for indemnification in respect thereof is to made under this section, notify Wildermuth in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Fund or any Fund Indemnitee. Wildermuth shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if Wildermuth elects to assume the defense, such defense shall be conducted by counsel chosen by Wildermuth and approved by the Fund, which approval shall not be unreasonably withheld. In the event Wildermuth elects to assume the defense of any such suit and retain such counsel and notifies Wildermuth of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of Wildermuth’s election. If Wildermuth does not elect to assume the defense of any such suit, or in case the Fund does not, in the exercise of reasonable judgment, approve of counsel chosen by Wildermuth, or in case there is a conflict of interest between the Wildermuth and the Fund or any Fund Indemnitee, Wildermuth will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Fund and them. Wildermuth’s indemnification agreement contained in this Section 8 and Wildermuth’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund or any Fund Indemnitee, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Fund’s benefit, to the benefit of each Fund Indemnitee and their estates and successors. Wildermuth agrees to promptly notify the Fund of the commencement of any litigation or proceedings against Wildermuth or any of its officers or directors in connection with the issue and sale of any of the Shares.

9.	Term

(a)        This Agreement shall become effective as of the date hereof. Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of two years from that date. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive annual periods, provided such continuance is specifically approved at least annually by: (1) the Board; or (2) the vote of a majority of the outstanding voting securities of the Fund; and provided that in either event the continuance is also approved by a majority of the Board who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)        This Agreement may be terminated without penalty: (1) through a failure to renew this Agreement at the end of a term; (2) upon mutual consent of the parties; or (3) on no less than thirty (30) days’ written notice, by the Board, by vote of a majority of the outstanding voting securities of the Fund, or by Wildermuth (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Wildermuth and the Fund. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

(c)        In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Fund. Notwithstanding anything herein to the contrary, upon the termination of this Agreement as provided herein or the liquidation of the Fund, Wildermuth shall deliver the records of the Fund to the Fund or its designee in a form that is consistent with Wildermuth’s applicable license agreements at the expense of the Fund, and thereafter the Fund or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations.

10.	Miscellaneous.

(a)        Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by either an overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed below, or to such other location as either party may from time to time designate in writing:

If to Wildermuth:	Wildermuth Securities, LLC
11525 Park Woods Circle Alpharetta, GA 30005 Attention: Ms. Carol Wildermuth

If to the Fund:	Wildermuth Endowment Strategy Fund
11525 Park Woods Circle
Alpharetta, GA 30005 Attention: President

(b)       Except as provided to the contrary herein, this Agreement may not be amended or modified in any manner except by written agreement executed by both parties with the formality of this Agreement.

(c)       This Agreement shall be governed by Delaware law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

(d)       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but such counterparts shall together constitute but one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(e)       The services of Wildermuth hereunder are not deemed to be exclusive. Wildermuth may render such services and any other services to others, including other investment companies. The Fund recognizes that from time to time directors, officers, and employees of Wildermuth may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of Wildermuth as part of their name and that Wildermuth or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

(f)        The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(g)        This Agreement is executed by the Fund and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. The Fund’s Declaration of Trust is on file with the State of Delaware.

(h)       This Agreement and the Schedules incorporated hereto constitute the full and complete understanding and agreement between Wildermuth, the Fund and the Advisor and supersedes all prior negotiations, understandings and agreements.

(i)        The person(s) signing below represents and warrants that he/she is duly authorized to execute this Agreement on behalf of the Fund or Wildermuth, as applicable.

(j)       Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into between the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

WILDERMUTH ENDOWMENT STRATEGY FUND		WILDERMUTH SECURITIES, LLC

By:		By:
	Daniel Wildermuth CEO		Carol Wildermuth President

Schedule A

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.